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                                                                      Exhibit 24

                                POWER OF ATTORNEY
                                -----------------

         Each director and/or officer of Opticon Medical, Inc. (the "Corporation") whose signature appears below hereby appoints William J. Post as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-KSB (the "Form 10-KSB") for the fiscal year ended December 31, 2000, and likewise to sign and file with the Commission any and all amendments to the Form 10-KSB, and the Corporation hereby also appoints such person as its attorney-in-fact with like authority to sign and file the Form 10-KSB and any amendments thereto granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of March 19, 2001.

         SIGNATURE                            TITLE



     /s/ Walter L. Sembrowich, Ph.D.    Chairman of the Board
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  Walter L. Sembrowich, Ph.D.


     /s/ Ronald E. Eibensteiner         Director
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  Ronald E. Eibensteiner


     /s/ David J. Lundquist             Director
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  David J. Lundquist


     /s/ Fouad A. Salama, M.D.          Director
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  Fouad A. Salama, M.D.


     /s/ Glenn D. Brunner               Vice President, Product Development
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  Glenn D. Brunner


     /s/ David B. Bittner               Treasurer and Chief Financial Officer
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  David B. Bittner